    As filed with the Securities and Exchange Commission on July 24, 2000

                                                Registration No.
                                                                 ---------------

                                    FORM S-8

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 HIV- VAC, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                         86-0876846
-------------------------------                       --------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                  12 Harben Court, Collingwood, Ontario, Canada L9Y 4L8
              --------------------------------------------
               (Address of principal executive offices) (Zip Code)


                              Consulting Agreement
                        --------------------------------
                            (Full title of the plan)

                         CALCULATION OF REGISTRATION FEE

                                         CALCULATION OF REGISTRATION FEE
====================== ===================== ==================== ==================== =====================
                                                  Proposed             Proposed
      Title Of                                     Maximum              Maximum             Amount Of
     Securities                Amount             Offering             Aggregate           Registration
        To Be                   To Be             Price Per            Offering                Fee
     Registered              Registered           Share (1)(2)         Price
---------------------- --------------------- -------------------- -------------------- ---------------------
Shares of Common Stock,   3,000,000 shares           $.31             $930,000.00
$.001  par value
====================== ===================== ==================== ==================== =====================
Total Registration Fee                                                                      $246.72
====================== ===================== ==================== ==================== =====================

(1) Pursuant to Rule 457, estimated solely for the purpose of calculating the registration fee.

(2) Based on the average of the closing bid and asked prices per share of the Common Stock as quoted by the Over The Counter - Bulletin Board Automated Quotation System on July 21, 2000.

                                EXPLANATORY NOTE
                                ----------------
         In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

         The following documents are incorporated by reference in this registration statement.

         (a) The Registrant's current report on Forms 8K12G3 and 8K/A filed on May 11, 2000, and the Amended Current Report on Form 8-K12G3/A on June 14, 2000.

         (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since May 17, 2000.

         (c) The description of Registrant's Common Stock contained in the Registration Statement on amended Form 10QSB filed with the Commission on May 16, 2000, and on Form 8-K12G3/A filed with the Commission on June 14, 2000, under the laws of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document or incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. All information in this Registration Statement is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

Item 4.   DESCRIPTION OF SECURITIES.
          -------------------------
         Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.


Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.
          -------------------------------------

         None.


Item 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.
          -----------------------------------------

         The Nevada Business Corporation Act (the "NBCA") including sections
78.751 and 78.7502, permits, in general, a Nevada corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the NBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

         The Company's Certificate of Incorporation provides, in general, that the Company shall indemnify, to the fullest extent permitted by The Act, any officer or director or any former officer or director.

         There is no litigation pending, and neither the registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

         Not applicable.

Item 8.   EXHIBITS.
          --------

Number                     Description of Exhibit
------                     ----------------------

4.1   -- Agreement dated July 19, 2000 by and between HIV-VAC,
         Inc. and Bruce E. Colfin.
5.1   -- Consent of DiRocco & Dombrow, P.A.
5.2   -- Opinion of Jacobson & Colfin, P.C., counsel to the Company.


Item 9.   UNDERTAKINGS.
          ------------


         1. The undersigned, Company, hereby undertakes:

            (a) To file, during any period in which the Company offers or sells securities, a post-effective amendment(s) to this registration statement:

               (1) To include any prospectus required by Section
10(a)(3) of the Securities Act;

               (2) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

               (3) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs 1(a)(1) and 1(a)(2) do not apply if the information required to be included in a post-effective, amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

            (c) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada on July 19, 2000.

                                  SIGNATURES

                                  HIV- VAC, INC.

                                  By:      /s/
                                           ------------------
                                           Gordon Skinner
                                           President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                                Date
     ---------                    -----                                ----

/s/                  President
------------------   (Principal Executive Officer) and            July 19,  2000
Gordon Skinner       Chairman of the Board


/s/                  Secretary and Director
------------------   (Officer)                                    July 19,  2000
Kevin Murray